AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  NOVEMBER 07 , 2003

                         REGISTRATION NO. 333-107199

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                 AMENDMENT NO.2 TO
                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             CYPACIFIC TRADING INC.

             (Exact name of registrant as specified in its charter)



British Columbia, Canada                           5961                              N/A
(State or other jurisdiction of       (Primary Standard Industrial       (I.R.S. Employer Identification
incorporation or organization)         Classification Code Number)                    Number)





       909 - 3083 East Kent Avenue North, Vancouver, B.C., Canada V5S 4R2
                             Telephone: 604-683-0692
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                               Agent for Service:
                                  Target Group
                            520 - 177 Telegraph Road
                                 Bellingham, WA
                                    USA 98226
                                 1-866-802-1222
(Name, address, including zip code, and telephone number, including area code of agent of service)


                                 With Copies to:
                                    ELLIE JO
                            PENN CAPITAL CANADA LTD.

                        16th Floor, 543 Granville Street
                         Vancouver, B.C., Canada V6C 1X8
                              Tel.: (604) 647-0044
                                Fax:(604)633-9440

APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE  TO  THE  PUBLIC:
As  soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]






                        CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS    AMOUNT TO                                                        AMOUNT OF
OF SECURITIES TO BE    BE           PROPOSED MAXIMUM          PROPOSED MAXIMUM          REGISTRATION
REGISTERED             REGISTERED   OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE  FEE
--------------------------------------------------------------------------------------------------
Common stock, without
par value:             200,000     $0.10 per share (1)       $20,000.00                $1.62




(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Monetary amounts are shown in US$'s unless otherwise indicated.

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                NOVEMBER 07, 2003
                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                             CYPACIFIC TRADING INC.

        200,000 SHARES OF COMMON STOCK TO BE SOLD BY SELLING SHAREHOLDER

The common shares to be sold by the selling shareholder hereunder are being offered for sale by the existing shareholder of CyPacific Trading Inc. (also referred to as 'CyPacific' or the'Company'). Andrew Lee , the selling shareholder under this prospectus, is an affiliated shareholder of CyPacific and is, the president of CyPacific. The proceeds from the sale of shares by this selling shareholder will not be for the benefit of CyPacific and CyPacific will receive no proceeds from these sales.

INVESTING  IN  OUR  COMMON  SHARES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 8.

The selling shareholder of CyPacific is listed on page 14 under the caption "Selling Shareholders". Upon effectiveness of this registration statement the selling shareholder will offer and sell the shares at a maximum price of $ 0.10 per share until such time as our shares are quoted on the OTC Bulletin Board and then thereafter at prevailing market prices or privately negotiated prices.

There are no pre-existing contractual agreements for any person to purchase the shares. We have made no selling arrangements for the sale of the securities offered in this prospectus.

CyPacific's common stock is not listed on a national securities exchange or the Nasdaq Stock Market. There can be no assurance that an active trading market for CyPacific stock will develop.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE  OF  CONTENTS

PAGE
PROSPECTUS  SUMMARY                                                           6
RISK  FACTORS                                                                 8
USE  OF  PROCEEDS                                                            14
DETERMINATION  OF  OFFERING  PRICE                                           14
DIVIDEND  POLICY                                                             14
DILUTION                                                                     14
SELLING  SHAREHOLDERS                                                        14
PLAN  OF  DISTRIBUTION                                                       15
EXCHANGE  RATES                                                              16
CAPITALIZATION                                                               17
SELECTED  FINANCIAL  AND  OTHER  DATA                                        17
OPERATING  AND  FINANCIAL  REVIEW  AND  PROSPECTS                            18
BUSINESS                                                                     20
MANAGEMENT                                                                   24
PRINCIPAL  SHAREHOLDERS                                                      26
DESCRIPTION  OF  SHARE  CAPITAL                                              26
SHARES  ELIGIBLE  FOR  FUTURE  SALE                                          28
TAX  CONSIDERATIONS                                                          38
LEGAL  MATTERS                                                               33
EXPERTS                                                                      33
INFORMATION  AVAILABLE  TO  THE  PUBLIC                                      33
INDEX  TO  FINANCIAL  STATEMENTS                                             35


      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.
   THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES.
    THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS
                                    DOCUMENT.

                      [This Page Intentionally Left Blank]

ITEM  3.  SUMMARY  INFORMATION  AND  RISK  FACTORS

                               PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding CyPacific, our common shares being registered in this prospectus and our historical financial statements included elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in CyPacific. You should read the entire prospectus carefully.

THE  OFFERING

Common  stock  offered  by  selling  shareholders:               200,000  shares
Common  stock  outstanding  before  this  offering:            2,000,000  shares
Common  stock  to  be  outstanding  after  this offering:      2,000,000  shares


OVERVIEW
CyPacific intends to become an Internet-based electronic retailer with an on-line store. CyPacific will specialize in selling products obtained from North American manufacturers, which products are difficult to find in Asian countries, to individuals and businesses first in Korea, and later in other parts of Asia. The services of CyPacific will include on-line and off-line direct sales of products as well as on-line banner advertisements. The goal of CyPacific is to commercialize new products in the Korean market and to create a distribution channel in Korea for manufacturers who produce specialized goods of quality CyPacific will design its Website to provide a place where customers buy products that are hard to find elsewhere in Asia and also to provide a place where North American manufacturers can present their companies and products to an Asian market. CyPacific hopes to become the home page of choice for Asian consumers and banner advertisers worldwide.

CyPacific's system will be designed to fully integrate all aspects of retail transaction processing including order placement, secure payment verification, order fulfillment and vendor invoicing, in one seamless and automated process. The Company believes that the principal competitive factors in its market will be the uniqueness and quality of its merchandise, wide selection, ease of use, twenty four hour accessibility, customer service, convenience, reliability, quality of search engine tools, and quality of other site contents.

The Company will develop and employ specialized information systems to provide its customers with access to an automated marketplace of merchandise and services, which consist of detailed product descriptions, product availability, approximate delivery times, delivery status of merchandise ordered and back-order information. Product categories available on the Company's website will include: collectibles, consumer electronics, gifts and office accessories. The Company will introduce new merchandise of a unique idea and good quality on a continual basis and intends to enter arrangements with a number of manufacturers and distributors for product supply.

CyPacific estimates that funding of $100,000 will be required to implement its business plan over the first 12 months from commencement of its business. The funding is anticipated to be required for administrative expenses of $40,000, web building expenses of $20,000, purchase of computer and peripheral equipment of $15,000 and other miscellaneous expenses of $25,000. CyPacific intends to finance its administrative, start up and initial operating costs by the sale of its shares, other shareholder financings, and standard business trade financing. No commitments to provide additional funds have been made by management, stockholders or anyone else, with the exception of Andrew Lee. Andrew Lee, a director and president of CyPacific, will advance funds of approximately $50,000, required for minimal expenses over the next nine months in the event that additional funds are not available. There is no assurance that Andrew Lee will be able to advance sufficient funds or that CyPacific will continue to operate if additional funding is not available on terms acceptable to CyPacific or at all. The absence of funding would make the successful completion of CyPacific's business plan doubtful.

CONTACT  INFORMATION
Our principal executive offices are located at 909 - 3083 East Kent Avenue North, Vancouver, B.C., Canada V5S 4R2 and our telephone number is 604-683-0692.

PROCEEDS  OF  THIS  OFFERING
The offering by the selling shareholder under this prospectus will be on a continuous and delayed basis.

CyPacific will not receive any of the proceeds from the sale of shares by our selling shareholder. The selling shareholder may offer and sell up to an aggregate of 200,000 shares of common stock under this prospectus. The selling shareholder will offer and sell the shares at a maximum price of $ 0.10 per share until such time as our shares are quoted on the OTC Bulletin Board and then thereafter at prevailing market prices or privately negotiated prices.

The offering by the selling shareholder will begin after the registration statement that includes this prospectus becomes effective.

SUMMARY  FINANCIAL  AND  OTHER  DATA
The summary financial and other data set forth below should be read in conjunction with the audited financial statements of CyPacific including the notes thereto, and "Operating and Financial Results and Prospects" included in this prospectus. The statement of operations data set forth below for the fiscal period from inception March 21, 2003 to April 30, 2003 and the balance sheet data as of April 30, 2003 are derived from the April 30, 2003 audited financial statements of CyPacific included elsewhere in this prospectus, which have been audited by Pannell Kerr Forster, a worldwide association of independent accounting and consulting practices. The partners of the Vancouver firm are members of The Canadian Institute of Chartered Accountants. The Company's functional currency for its operations is the Canadian dollar and its financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The auditors have issued their report with a caution that CyPacific financial statements have been prepared assuming that CyPacific will continue as a going concern and that CyPacific has had no operations, has no established sources of revenue and needs additional funds in order to complete its business plan. This raises substantial doubt about
CyPacific's  ability  to  continue  as  a  going  concern.

SUMMARY  FINANCIAL  DATA
The following tables summarize the statement of operations and balance sheet data for the business of CyPacific.

                              PERIOD FROM INCEPTION
                                (MARCH 21, 2003)
                             THROUGH APRIL 30, 2003

STATEMENT  OF  OPERATIONS  DATA:




Revenues                                                      $0
Operating  Expenses                                       $2,379
Net  Loss                                               $(2,379)
Basic  loss  per  share                                  $(0.01)
Weighted  average  common  shares  outstanding         2,000,000

BALANCE SHEET DATA:  AS AT APRIL 30, 2003
Cash                                                      $1,389
Total  Assets                                             $1,389
Total  Liabilities                                        $2,415

Shareholders' Deficiency                                $(1,026)


                                  RISK FACTORS

There are significant risks associated with an investment in shares of CyPacific common stock. Before making a decision concerning the purchase of CyPacific securities, you should carefully consider the following factors and other information in this prospectus when you evaluate our business. The potential success of our business model must be considered in light of our status as a development stage company the material risks of which are described as follows:

BUSINESS  RISKS

WE  HAVE  NOT  COMMENCED  OPERATIONS
Since we have not begun operations, the prediction of future financial results is difficult and, in some cases, impossible. Furthermore, we believe that period-to-period comparisons of our financial results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. To the extent that we are unable to generate revenues as anticipated, our results of operations and financial condition will be materially and adversely affected, and CyPacific may fail.

WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN WHICH COULD RESULT IN A LOSS FOR OUR INVESTORS
We may never become profitable. Since we have not begun operating, we are unable at this time to predict our potential to realize a profit. If we do achieve profitability at some point in the future, we cannot be certain that we will remain profitable or that profits will increase in the future. At this time, we have not commenced operations and expect to incur net losses for the foreseeable future. CyPacific's auditor has cautioned in its auditor's report dated May 8, 2003 for the period ended April 30, 2003 that CyPacific has not earned any revenues. As of April 30, 2003, CyPacific reported a net loss of $2,379.
CyPacific estimates that additional funding of $100,000 will be required to implement its business plan over its first 12 months. CyPacific intends to start Phase 2 of its business plan after completion of Phase 1 and estimates that it will require $35,000 to complete Phase 2. This raises substantial doubt about its ability to continue as a going concern. In the event that the required funds are not raised, CyPacific will significantly curtail its operation in order to minimize business expenses. Andrew Lee, a director and president of CyPacific, intends to advance funds of approximately $50,000 to the Company, estimated to be required for minimized expenses over the initial nine months from commencement of its business plan in the event that additional funds are not raised. There is no assurance that Andrew Lee will be able to advance the required funds or that CyPacific will continue to operate if additional funding does not materialize. For further discussion, see the section of this prospectus entitled " Operating and Financial Review and Prospects or  Plan  of  Operation"  below.

FUTURE ISSUANCE OF DEBT MAY CONTAIN CONTRACTUAL RESTRICTIONS THAT MAY CURTAIL IMPLEMENTATION OF OUR BUSINESS PLAN
We do not have any contractual restrictions limiting our ability to incur debt. Any significant indebtedness, however, could restrict our ability to fully implement our business plan. If we are unable to repay the debt, we could be forced to cease operating. For further discussion, see liquidity and capital resources in the section of this prospectus entitled " Operating and Financial Review and Prospects or  Plan  of  Operation"  below.

WE  EXPECT  TO  INCUR  LOSSES  FOR  THE  FORESEEABLE  FUTURE
As a developmental stage company, the Company must invest heavily in infrastructure, Internet site and related hardware and software, and sales and marketing. The Company expects to incur losses for the foreseeable future. The Company expects to be able to earn future revenue ; however, there can be no assurance that it will ever achieve or maintain profitability or generate positive cash flow from operations. (See "Business")

IF WE ARE UNABLE TO DEVELOP A FUNCTIONAL AND COMPETITIVE WEBSITE, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION MAY BE NEGATIVELY IMPACTED AND AS A RESULT, WE MAY NOT BE ABLE TO CONTINUE WITH OUR OPERATIONS
Andrew Lee, the Company's president, is currently developing many of the basic features and services that will be offered on our website. The initial layout, design and functionality drawings have been completed. However, if we are unable to complete the developing process and launch the planned website in a timely, functional and competitive manner, our business, operating results and financial condition may be negatively impacted and as a result, we may not be able to continue with our operations.

AS A RESULT OF NOT HAVING ANY ARRANGEMENTS FOR PROVIDERS OF PRODUCTS FOR OUR WEBSITE, WE ARE AT RISK OF HAVING LITTLE OR NO PRODUCTS TO SELL ON OUR WEBSITE. Andrew Lee, the Company's president, is currently searching for the products for our website and contacting third party product providers. However, if we are unable to complete the arrangements for products from third party providers, our business, operating results and financial condition may be negatively impacted and as a result, we may not be able to continue with our operations.

WE WILL RELY ON THIRD PARTIES FOR OUR ORDER FULFILLMENT, AND FAILURES ON THE PART OF THESE THIRD PARTIES COULD HARM OUR BUSINESS.
We will use overnight courier and delivery services for substantially all of our products. Should these services be unable to deliver our products for a sustained time period as a result of a strike or other reason, our business, results of operations and financial condition would be adversely affected. If, due to problems related to these third-party service providers, we experience any delays in shipment, our business, results of operations and financial condition would be adversely affected.

FLUCTUATIONS  IN  OPERATING  RESULTS
Given the current developmental status of the Company and the rapidly evolving nature of the markets in which the Company will be competing, the Company expects to experience significant fluctuations in its future operating results due to a variety of factors, many of which are outside its control. Factors that may adversely affect the Company's future operating results include the following: 1) The continued overall acceptance and use of the Internet and online services and increasing consumer acceptance of the Internet as a medium for commerce; 2) The level of traffic on the Company's web site; 3) The Company's ability to continually upgrade its systems and infrastructure and attract new personnel in a timely and effective manner; 4) The announcement or introduction of new sites, services and products by the Company and its competitors; 5) Technical difficulties and system downtime or Internet brownouts; 6) The amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure;
7) General economic conditions and economic conditions specific to the Internet and online commerce; and 8) Lack of operating experience in Internet commerce and retail business. The Company anticipates that completion of this offering will be sufficient to achieve a breakeven point from operations by the time the placement is completed. Due to the above factors, the Company's operating results may fall below the expectations of management and its business could suffer significantly.

INABILITY  TO  MANAGE  GROWTH
In order to maximize potential growth in the Company's market opportunities, the Company believes that it must expand rapidly and significantly in the market place. This impetus for expansion will place a significant strain on the Company's management, operational and financial resources. In order to manage growth, the Company must implement and continually improve its operational and financial systems, expand operations, attract and retain superior management and train, manage and expand its employee base. The Company can give no assurance that it will effectively manage the rapid expansion of its operations, that its systems, procedures or controls will adequately support its operations or that the company's management will successfully implement the plan described in this Registration Statement. If the Company cannot effectively manage its growth, business and financial condition, then the results of operations could suffer a material adverse effect.

NEED  FOR  ADDITIONAL  FINANCING
The Company requires financing to start the operation of its Internet retail business. The financing would be used primarily for software development and online and offline marketing to establish brand name recognition. The Company can give no assurance that it will successfully negotiate or obtain the necessary financing, or that it will obtain financing on terms favorable or acceptable to the Company. None of the Company's directors or officers have made any commitments for financing, except for Mr. Andrew Lee. Andrew Lee, a director and president of CyPacific, intends to advance funds of approximately $50,000, required for the minimized expenses over the first nine months from the commencement of the business plan in the event that additional funds are not raised. There is no assurance that Andrew Lee will be able to advance the funds. The Company's ability to obtain capital depends on market conditions, the global economy and other factors outside its control. If the Company does not obtain adequate financing or such financing is not available on acceptable terms, the Company's ability to develop or enhance products or services to respond to competitive pressure would be significantly limited. The Company's failure to secure necessary financing could have a material adverse effect on its business, prospects, financial conditions and results of operations.

DEVELOPMENT  OF  THE  INTERNET  INFRASTRUCTURE
The Company's business model depends on the Internet infrastructure. This dependence on the Internet infrastructure may prove problematic for a number of reasons, including: 1) Inadequate development of the necessary infrastructure for communication speed, access and server reliability; 2) Security and confidentiality concerns; 3) Lack of development of complementary products, such as high-speed modems, and high-speed communication lines; 4) Implementation of competing technologies; 5) Delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity; and 6) United States, Canadian and foreign governmental regulation. The Company expects Internet use to grow in number of users and volume of traffic. The Internet infrastructure may be unable to support the demands placed on it by this continued growth. If these factors limit the acceptance or effectiveness of Internet products, the Company's business could suffer dramatically.

OUR FAILURE TO ATTRACT BANNER-ADVERTISING REVENUE IN QUANTITIES AND AT RATES THAT ARE SATISFACTORY TO US COULD HARM OUR BUSINESS.
We expect in the future to derive a portion of our net revenue from advertisements displayed on our websites. Our ability to achieve any substantial advertising revenue depends upon:
- the development of a large base of users possessing demographic characteristics attractive to advertisers;
-  the  level  of  traffic  on  our  websites;
- our ability to derive better demographic and other information from our users;
-  acceptance  by  advertisers  of  the  Web  as  an  advertising  medium;  and
-  our  ability  to  transition  and  expand  into  other  forms of advertising.

No standards have yet been widely accepted for the effectiveness of Web-based advertising. Advertising filter software programs are available that limit or remove advertising from an Internet user's desktop. Such software, if generally adopted by users, may have a materially adverse effect upon the viability of advertising on the Internet. If we are unsuccessful in sustaining or increasing advertising sales levels, it could have a material adverse effect on our business, operating results and financial condition.

DEPENDENCE  ON  CONTINUED  USE  OF  THE  INTERNET
The Company's level of sales to be generated from its worldwide web sites depends in part on the use and acceptance of the Internet by end-users. The growth in Internet usage is a relatively recent development, and no assurance can be made that the Internet will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services as a medium of commerce. Sales of computer products over the Internet have increased as a percentage of the Company's net sales in recent years. Continued growth of the Company's Internet sales is dependent on potential customers using the Internet in addition to traditional means of commerce to purchase products. The Company cannot accurately predict the rate at which they will do so. If the use by consumers of the Internet to purchase products does not continue, the Company's business, financial condition and results of operations could be adversely affected.
The Company's success in maintaining and growing its Internet business will depend in large part upon the development of an infrastructure for providing Internet access and services. If the number of Internet users or their use of Internet resources continues to grow rapidly, such growth may overwhelm the Company's Internet infrastructure. The Company's ability to increase the speed with which it provides services to customers and to increase the scope of such services ultimately is limited by and reliant upon the speed and reliability of the networks operated by third parties. The Company cannot assure that networks and infrastructure providing sufficient capacity and reliability will continue to be developed.

UNCERTAIN ACCEPTANCE OF THE INTERNET COULD HINDER THE COMPANY'S DEVELOPMENT The internet market through which the Company intends to deliver its services has only recently begun to develop and will continue to evolve. As a result, demand for and market acceptance of products and services delivered over the Internet remain uncertain. Moreover, since the market for its services is new and evolving, the Company cannot accurately predict the size of this market or its future growth rate, if any. The success of the Company's services will depend substantially upon the widespread acceptance and use of the Internet by a broad base of consumers. Rapid growth in the use of the Internet is a recent phenomenon. For the Company to succeed, consumers who have historically used other means to shop must accept and utilize novel ways of conducting business and exchanging information. The Company cannot assure the investor that a broad base of consumers will accept the Internet as an effective way of conducting business and exchanging information or selecting credit and insurance products. If the Company's online services do not achieve market acceptance or if the Internet does not become a viable way of conducting business and exchanging information, the Company's business, results of operations and financial condition would suffer a material adverse effect and the Company may be unable to sustain operations.

COMPETITION  MAY  HINDER  THE  COMPANY'S  GROWTH
The online commerce market for exchanging product and services over the Internet is evolving and may become intensely competitive. Since anticipated transactions on the CyPacific site will include cash transactions, all sites that transact trade, auction, exchanges or barter are current or potential competitors. Certain of the Company's competitors may devote greater resources to marketing and promotional campaigns and devote substantially more resources to web site and development. Increased competition may result in reduced operating margins. The Company cannot assure potential investors that the Company will compete successfully against future competitors.

RAPID  TECHNOLOGY  CHANGE  MAY  RENDER  THE  COMPANY'S  APPROACH  OBSOLETE
The Internet and online commerce industries typically experience rapid technological change, changing market conditions and customer demands and the emergence of new industry standards and practices that could render the Company's developing web site and technology obsolete. The Company's future success will substantially depend on its ability to enhance its services and technology and respond to technological advances in a timely and cost-effective manner. The development of the web site and other proprietary technology entails significant technical know how and business risk. The Company cannot assure the investor that it will succeed in developing and using new technologies or in adapting its technology and systems to meet emerging industry standards and customer requirements. If the Company is unable, for technical, legal, financial or other reasons, to adapt in a timely manner in responding to changing market conditions or customer requirements, or if its new products and services do not achieve market acceptance, its business, prospects, results of operations and financial condition would suffer a material adverse effect.

RELIANCE  ON  KEY  MANAGEMENT  PERSONNEL
The Company's performance depends substantially on the continued services and performance of its President. The Company's performance also depends on its ability to attract, retain and motivate other qualified officers and key employees. The loss of services of its executive officer could have a material adverse effect on the Company's business, prospects, financial condition and results of operation. The Company's future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial and marketing personnel. Competition for such personnel is intensive, and the Company's failure to attract and retain the necessary technical, managerial and marketing personnel could have a material adverse effect on its business, prospects, financial condition and results of operations.

RISK  OF  SYSTEM  FAILURE
The Company's success depends substantially on its ability to deliver high quality, uninterrupted Internet hosting. This requires that the Company protect its computer equipment and the information stored in its servers. The Company's systems will be vulnerable to damage by fire, natural disasters, power loss, telecommunications failures, unauthorized intrusion and other catastrophic events. Any substantial interruption in the Company's systems would have a material adverse effect on its business, prospects, financial condition and results of operations. Although the Company intends on carrying property and business interruption insurance, its coverage may not adequately compensate for the losses that may occur. In addition, the Company's system may be vulnerable to computer viruses, physical or electronic break-ins and other similar disruptive events. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays, and loss of data or cessation in service to users of the Company's services. The occurrence of any of these risks could have a material adverse effect on the Company's business, prospects, financial condition or results of operations.

GOVERNMENT  REGULATIONS  AND  LEGAL  UNCERTAINTIES
The Company is subject to various laws and regulations applicable to trade, barter and sale or purchase of goods and services. To date, governmental regulations have not materially restricted use of the Internet in our targeted markets. However, there are an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Uncertainty and new regulations could increase our costs of doing business and prevent us from delivering our products and services over the Internet. The growth of the Internet may also be significantly slowed. This could delay growth in demand for our online services and limit the growth of our revenues. In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. New and existing laws may cover issues including:
-     collection  of  sales  and  other  taxes;
-     user  privacy;
-     pricing  controls;
-     characteristics  and  quality  of  products  and  services;
-     consumer  protection;
-     libel  and  defamation;
-     copyright,  trademark  and  patent  infringement;  and
-     other  claims  based  on  the  nature  and  content of Internet materials.

NO PUBLIC  MARKET  FOR  THE  COMPANY'S  SHARES  AS  AN  INVESTMENT
There is currently no market existing for the issued and outstanding shares of common stock of the Company. The shares may be currently traded only through privately negotiated transactions. The Company intends to apply for quotation on the OTC Bulletin Board and register with Standard & Poors. However there can be no assurance that a public market will develop in the future, nor can the Company give any assurance that any public offering it might undertake in the future will be successful. There can be no assurance that purchasers will be able to sell their acquired shares at any time in the future at a profit, at a loss or even at all.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST CYPACIFIC
The enforcement by purchasers of the common shares offered in this prospectus of civil liabilities under the federal securities laws of the United States may be adversely affected by the fact that CyPacific is a Canadian corporation, all of its directors and shareholders are residents of Canada, and all of CyPacific's assets are located outside the United States. As a result, it may be difficult for purchasers to effect service of process within the United States upon such persons or to realize against them in the United States upon judgments of courts of the United States predicated upon civil liabilities under securities laws of the United States. Venture Law Corporation, Canadian counsel for CyPacific, advised CyPacific that there is doubt as to the enforceability in Canada against CyPacific or its directors or officers who are not residents of the United States in original actions or in actions for enforcement of judgments of United States courts of liabilities predicated upon federal securities laws of the United States.

RISKS  RELATING  TO  FORWARD-LOOKING  STATEMENTS
Information provided concerning this Offering and the Company and its business contains forward-looking statements, which reflect management's current view with respect to future events and the Company's performance. Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies and business operations, along with other statements. These forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, acceptance of the Company's products and services, the ability to price products and services competitively, the ability to attract additional capital, the establishment of an effective marketing plan, and the other risks identified herein. Due to such uncertainties and the risk factors set forth herein, prospective investors are cautioned not to place undue reliance upon these forward-looking statements.

CONCERNS ABOUT SECURITY OVER THE INTERNET MAY REDUCE THE USE OF OUR WEBSITE AND IMPEDE OUR GROWTH .
A significant barrier to confidential communications over the Internet has been the need for security. Under current credit card practices, a merchant is liable for fraudulent credit card transactions where, as is the case with the transactions we process, that merchant does not obtain a cardholder's signature. A failure to adequately control fraudulent credit card transactions could reduce our collections and harm our business. Internet usage could decline if any well-publicized compromise of security occurred. Our site could be particularly affected by any such breach because our online commerce model will require the entry of confidential customer ordering, purchasing and delivery data over the Internet, and we will maintain a database of this historical customer information. Until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet as a medium for commerce. We cannot be certain that advances in computer capabilities, new discoveries in the field of cryptography or other developments will not result in the compromise or breach of the algorithms we will use to protect content and transactions on our website or proprietary information in our database. Anyone who is able to circumvent our security measures could misappropriate proprietary, confidential customer or company information or cause interruptions in our operations. We may incur significant costs to protect against the threat of such security breaches or to alleviate problems caused by these breaches.

PRIVACY  CONCERNS
Federal, state and foreign governments have enacted or may enact laws or consider regulations regarding the collection and use of personal identifying information obtained from individuals when accessing websites, with particular emphasis on access by minors. Such regulations may include requirements that companies establish procedures to:
- give adequate notice to consumers regarding information collection and disclosure practices;
- provide consumers with the ability to have personal identifying information deleted from a company's data;
- provide consumers with access to their personal information and with the ability to rectify inaccurate information;
- clearly identify affiliations or a lack thereof with third parties that may collect information or sponsor activities on a company's website;
- obtain express parental consent prior to collecting and using personal identifying information obtained from children; and
-     the  Federal  Children's  Online  Privacy  Act.
Such regulation may also include enforcement and redress provisions. While we will implement programs designed to enhance the protection of the privacy of our users, including children, there can be no assurance that such programs will conform to applicable laws or regulations. Moreover, even in the absence of such regulations, the Federal Trade Commission has begun investigations into the privacy practices of companies that collect information on the Internet. One such investigation has resulted in a consent decree pursuant to which an Internet company agreed to establish programs to implement the privacy safeguards described above.
We will obtain and retain personal information about our website users with their consent. We will have a stringent privacy policy covering this information. However, if third persons become able to penetrate our network security and gain access to, or otherwise misappropriate, our users' personal information, we could be subject to liability. Such liability could include claims for misuses of personal information, such as for unauthorized marketing purposes or unauthorized use of credit cards. These claims could result in litigation, our involvement in which, regardless of the outcome, could require us to expend significant financial resources.

INTERNET  TAXATION
A number of legislative proposals have been made at the federal, state and local levels, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet and some states have taken measures to tax Internet-related activities. Although Congress has placed a moratorium on state and local taxes on Internet access or on discriminatory taxes on e-commerce, existing state or local laws have been expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect our opportunity to derive financial benefit from such activities.

JURISDICTION
Due to the global reach of the Internet, it is possible that, although our transmissions over the Internet originate primarily in the Province of British Columbia, Canada, the governments of other states and foreign countries might attempt to regulate Internet activities and our transmissions or take action against us for violations of their laws.

ITEM  4.  INFORMATION  WITH  RESPECT  TO  THE  REGISTRANT  AND  THE  OFFERING

USE  OF  PROCEEDS
CyPacific will not receive any of the proceeds from the sale of its common stock by the selling shareholder.

DETERMINATION  OF  OFFERING  PRICE
This prospectus is solely for the purpose of allowing a certain of our shareholders to sell their stock. The shares may be sold when this registration statement becomes effective, or the shareholder may elect to sell some or all of their shares at a later date while the registration statement is effective.

The offering price of the common stock being offered by the selling shareholder has been determined arbitrarily by Andrew Lee, the selling shareholder and the president of the Company and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value for the assets owned by us. We make no representations as to any objectively reasonable value of the common stock. Prices for the shares of our common stock after this offering will be determined in the available market and may be influenced by many factors, including the depth and liquidity of the market for our common stock, the online retail industry as a whole, and general economic and market conditions.

DIVIDEND  POLICY
We intend to retain any future earnings for use in our business. We do not intend to pay dividends on our shares for the foreseeable future. The declaration of dividends is subject to the discretion of the board of directors and consequently, no assurance can be given to the amount of dividends per share or that any such dividends will be declared. Future cash dividends, if any, will also depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as the board of directors may deem relevant. Loan agreements and contractual arrangements entered into by CyPacific may also restrict distributions of dividends.

DILUTION
The shares offered for sale by the selling shareholder are already issued and outstanding and, therefore, do not contribute to dilution.

SELLING  SHAREHOLDERS
The following table sets forth the name of the selling shareholder, the number of shares of common stock beneficially owned by the selling shareholder prior to the offering, the number of shares of common stock that may be offered for sale pursuant to this prospectus by such selling shareholder, the number of shares of common stock beneficially owned by the selling shareholder after the offering, and the percentage ownership after the offering. The offered shares of common stock may be offered from time to time by the selling shareholder named below. (See "Plan of Distribution"). However, the selling shareholder is under no obligation to sell all or any portion of the shares of common stock offered. Neither is the selling shareholder obligated to sell such shares of common stock immediately under this prospectus. The selling shareholder may not have a present intention of selling his shares and may offer less than the number of shares indicated. Because the selling shareholders may sell all or part of the shares of common stock offered hereby, the following table assumes that all shares offered under this prospectus have been sold by the selling shareholder.




                 NUMBER OF SHARES        PERCENTAGE OF THE       NUMBER       NUMBER OF SHARES    PERCENTAGE OF THE
NAME               BENEFICIALLY         CLASS BENEFICIALLY     OF SHARES        BENEFICIALLY      CLASS BENEFICIALLY
                OWNED PRIOR TO THE        OWNED PRIOR TO        OFFERED         OWNED  AFTER          OWNED AFTER
                    OFFERING               THE OFFERING                         THE OFFERING**        THE OFFERING
--------------------------------------------------------------------------------------------------------------------
Andrew Lee*        2,000,000                  100               200,000           1,800,000               90
6874 Radisson St, Vancouver, B.C V5S 3W9
--------------------------------------------------------------------------------------------------------------------
     TOTAL         2,000,000                  100               200,000           1,800,000               90
--------------------------------------------------------------------------------------------------------------------

* Andrew Lee is currently the president of CyPacific.
** Assumes the sale of all offered shares of common stock under this offering.

PLAN  OF  DISTRIBUTION
We are unaware of any intention on the part of management or affiliated parties to purchase any shares in this offering.

The selling shareholder may sell some or all of his common stock in one or more transactions, including block transactions:
1. On such public markets or exchanges as the common stock may from time to time be quoted or trading;
2.  In  privately  negotiated  transactions;
3.  Through  the  writing  of  options  on  the  common  stock;
4.  In  short  sales;  or
5.  In  any  combination  of  these  methods  of  distribution.

Upon the effectiveness of this registration statement, the selling shareholder will offer and sell the shares at a maximum price of $0.10 per share until such time as the shares of our common stock become quoted on the over-the-counter Bulletin Board. Although we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board, public trading of our common stock may never materialize. If a market develops for our common stock, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:
1.  The  market  price  of  our  common  stock  prevailing  at the time of sale;
2.  A  price  related  to  such  prevailing market price of our common stock; or
3.  Such  other  price  as  the selling shareholder determine from time to time.

The offering will be on a continuous and delayed basis. The selling shareholder may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholder, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholder may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholder.

CyPacific will bear all costs relating to the registration of the 200,000 shares of common stock, estimated to be $10,320.00. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The following table sets forth the estimated expenses payable by the Registrant in connection with the offering described in the Registration Statement (all amounts are estimated including the SEC registration fee):

ITEM  AMOUNT  ($)

SEC  Registration  Fee                          $  20.00
--------------------                         -----------
EDGAR  Filing  Expenses                      $  2,000.00
-------------------------------             ------------
Transfer  Agent  Fees                        $  1,500.00
-------------------------                   ------------
Legal  Fees                                  $  3,000.00
--------------                              ------------
Accounting  Fees                             $  2,000.00
--------------------                        ------------
Printing  Costs                              $  1,000.00
------------------                          ------------
Miscellaneous                                  $  800.00
-----------------                            -----------
TOTAL                                         $10,320.00
----------------                           -------------

The selling shareholder must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore is an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act. There is no assurance that the selling shareholder will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

CyPacific believes that shares registered by this prospectus may be offered by the selling shareholder for sale in countries other than the United States, specifically in Canada and Korea, subject to securities regulations in those jurisdictions.

EXCHANGE  RATES
CyPacific records its finances in Canadian (Cdn) dollars and reports its operations in US dollars. Fluctuations in the exchange rate between the Cdn dollar and the US dollar will affect the amount of dollars reported in its financial statements and paid out in respect of cash dividends or other distributions paid in Cdn dollars. The following table sets forth, for the periods and dates indicated, certain information concerning the noon buying rate. No representation is made that the Cdn dollar amounts referred to herein could have been or could be converted into US dollars at any particular rate, or at all. On November 4, 2003 the noon buying rate was Cdn$1.3321 to US$1.00.

YEARS  ENDED  DECEMBER  31  (CDN$  PER  US$1.00)


                            AVERAGE RATE(1)    YEAR END        HIGH          LOW
1998                            1.4894          1.5375       1.5770       1.4075
1999                            1.4827          1.4440       1.5302       1.4440
2000                            1.4871          1.4995       1.5600       1.4350
2001                            1.5519          1.5925       1.6023       1.4933
2002                            1.5702          1.5800       1.6128       1.5108

(1)the average of the noon buying rates on the last date of each month (or a portion thereof) during the period.





FOR  EACH  OF  LAST  SIX  MONTHS  (CDN$PER  US$1.00)
                               HIGH            LOW
May, 2003                     1.4221          1.3446
June, 2003                    1.3768          1.3348
July, 2003                    1.4114          1.3368
August, 2003                  1.4100          1.3836
September, 2003               1.3469          1.3876
October, 2003                 1.3043          1.3481

CAPITALIZATION
The following table sets forth our capitalization as of July 30, 2003. Our capitalization is presented on an actual basis. You should read this table in conjunction with ''Operating and Financial Results and Prospects'' and our financial statements and the notes thereto, included elsewhere in this prospectus.



July 31, 2003 AS ADJUSTED                                  ACTUAL POST
OFFERING
Cash                                                          $1,389
Long-term debt, including capital lease
    obligations less current portion                            $nil
Shareholders'  equity:
  Common  stock:  no  par  value;
     100,000,000  authorized;
      2,000,000  shares  issued  and outstanding
                on  an  actual  basis,                        $1,395
      2,000,000  shares  issued  and outstanding
                on  a  pro  forma  basis,                     $1,395
Additional  paid-in  capital                                    $nil
Loans to employees to acquire common stock                      $nil
Accumulated  earnings  (deficit)                            $(2,379)
Accumulated  other  comprehensive  loss                        $(42)
Total  shareholders'  deficiency                            $(1,026)


SELECTED  FINANCIAL  AND  OTHER  DATA

The selected financial and other data set forth below should be read in conjunction with the financial statements of CyPacific Trading Inc., including the notes thereto, and "Operating and Financial Results and Prospects'' included in this prospectus. The statement of operations data set forth below for the period from incorporation March 21, 2003 and ended April 30, 2003 and the balance sheet data as of April 30, 2003 are derived from the audited financial statements of CyPacific included elsewhere in this prospectus, which have been audited by Pannell Kerr Forster. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

FROM  INCEPTION  MARCH  21,  2003  TO  APRIL  30,  2003
STATEMENT  OF  OPERATIONS  DATA:



Revenues:                                                                   $nil
Costs  and  expenses:
Professional  fees                                                        $2,057
Incorporation                                                               $317
Interest and bank charges                                                     $5
Net  (loss)                                                             $(2,379)

Weighted  average  number  of  shares outstanding                      2,000,000
Basic and diluted loss per share of common stock                         $(0.01)


AS  OF  APRIL  30,  2003  (1)
BALANCE  SHEET  DATA:



Cash                                                                      $1,389
Working  capital  (deficiency)                                            $(704)
Total  assets                                                             $1,389
Long-term  debt,  excluding  current  portion                               $nil
Total  shareholders'  deficiency                                        $(1,026)

(1) Reflects the period from March 21, 2003 (inception) to April 30, 2003.



OPERATING  AND  FINANCIAL  REVIEW  AND  PROSPECTS
LIQUIDITY  AND  CAPITAL  RESOURCES
Our initial sources of liquidity are expected to be existing cash and cash from the proceeds of future offerings of our shares for sale. On incorporation March 21, 2003, Andrew Lee, a Director and President of the Company, acquired 2,000,000 shares of common stock for proceeds to the Company of $1,395. Since we have no operating history, we must now rely on equity and/or debt financing to launch our business. There can be no assurances that financing, whether debt or equity, will be available to us in the amounts required at any particular time or for any particular period, or if available, that it can be obtained on satisfactory terms.

At April 30, 2003 we had a working capital deficiency of $(704). We anticipate that we will need to raise additional capital within the next 6 months in order to continue implementing our business plan and commence full operations. CyPacific estimates that funding of $100,000 will be required to implement its business plan over the first 12 months from commencement of its business. The funding is anticipated to be required for administrative expenses of $40,000, web building expenses of $20,000, purchase of computer and peripheral equipment of $15,000 and other miscellaneous expenses of $25,000. CyPacific intends to finance its administrative, start up and initial operating costs by the sale of its shares, other shareholder financings, and standard business trade financing. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities is likely to result in dilution to our shareholders. There can be no assurance that sources of capital will be available to us on acceptable terms, or at all. If we are unable to raise additional capital, we may not be able to continue as a going concern, and might have to reorganize under bankruptcy laws, liquidate or enter into a business combination. We have not presently identified any probable business combination. If adequate funds are not available within the next 3 months, CyPacific will significantly curtail its operation in order to minimize business expenses.

No commitments to provide additional funds have been made by management, stockholders or anyone else, with the exception of Andrew Lee. Andrew Lee a director and president of CyPacific, will advance funds of approximately $50,000, required for minimal expenses over the next nine months in the event that additional funds are not available through the sale of the Company shares, other shareholder financings, or standard business trade financing. The $50,000 will be used to build the website, purchase computer and necessary equipments and hire employees. Part-time employees instead of full-time employees will be hired, and CyPacific may hire sales and marketing staff on a compensation for performance basis rather than on a monthly salary basis. CyPacific will also consider issuing its shares to the website developer through stock option plan if CyPacific does not have enough cash for the website development. There is no assurance that Andrew Lee will be able to advance $50,000 or that CyPacific will continue to operate if additional funding is not available on terms acceptable to CyPacific or at all. The absence of funding would make the successful completion of CyPacific's business plan doubtful.

QUALITATIVE  AND  QUANTITATIVE  DISCLOSURES  ABOUT  MARKET  RISK
We are subject to market risk exposures due to fluctuations in exchange rates and interest rates. CyPacific denominates its financial statements in United States dollars but conducts its daily affairs in Canadian dollars. Changes in the foreign exchange rate between the Cdn$ and the US$ may affect us due to the effect of such changes on any shareholder distributions to US residents.

We are not currently carrying significant amounts of short term or long term debt. Upward fluctuations in interest rates increase the cost of additional debt and the interest cost of outstanding floating rate borrowings.

INFLATION
We do not consider that inflation in Canada has had a material impact on our results of operations. Inflation in Canada in 2000, 2001, and 2002 was 2.7%, 2.6%, and 2.2%, respectively.

RECENT  ACCOUNTING  PRONOUNCEMENTS
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 138 (amendment of SFAS No. 133 issued June, 1998), ''Accounting for Derivative Instruments and Hedging Activities.'' Statement No. 138 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because we currently hold no derivative financial instruments and do not currently engage in hedging activities, adoption of Statement No. 138 is not expected to have a material impact on our financial condition or results of operations.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position, or ''SOP,'' 98-5, ''Reporting on the Costs of Start-Up
Activities''. SOP 98-5 requires that entities expense start-up costs as incurred. We have adopted SOP 98-5 in our corporate accounting policies for the period ending April 30, 2003.

BUSINESS

OVERVIEW
CyPacific was incorporated under the Company Act of British Columbia in British Columbia, Canada on March 21, 2003 under the name of "CyPacific Trading Inc." Since its inception, CyPacific has had its registered office and principal place of business at 909 - 3083 East Kent Avenue North, Vancouver, B.C., Canada V5S 4R2.. CyPacific has an agent in the United States of America. The agent is Target Group, located at #520 177 Telegraph Road, Bellingham, WA USA 98226.

The officers and directors of CyPacific are currently looking to raise $100,000 in financing to execute the Company's business plan. If successful, the Company intends to use the $100,000 as follows: building an e-commerce solution, renting an office, and hiring administrative and marketing employees. For the first year of operation, CyPacific will pursue the signing of contracts with manufacturers, distributors, or other on-line retailers. CyPacific will focus on searching for manufacturers of unique and marketable products. The product suppliers are not identified yet. The Company is currently searching for suppliers with products that are marketable in Asia. CyPacific will focus on the following categories of merchandise:

i)     apparel:  clothing,  shoes  and  fashion  accessories
ii)    toys
iii)   cosmetics  including  aromatherapy  merchandise
iv)    sports  gear
v)     other  collectibles.

Upon successful financing, the Company will retain an e-commerce solution provider and build its online store. The Company has no plan to hire any employees until financing of $100,000 takes place.

The online store will have features such as product search through online catalogues, order placement or credit card payment and will also provide linking service to other on-line retailers. The customers of CyPacific will browse through CyPacific's on-line catalogue and search for the merchandise they want. When CyPacific's customers decide on what to purchase, they fill out an order form and make a payment using their credit cards. The order information is sent to the customers' email accounts, which are provided at the time of order placement, and also to CyPacific's customer service department. After the payment is verified, the customer service department then gives an order to its supplier. Upon the receipt of ordered merchandise from the suppliers, CyPacific will ship the merchandise to each of its customers. Similar to the leaders in the field of on-line sales, such as eBay, Yahoo and Amazon, CyPacific will limit the method of customer payment to credit cards. In the future we may research the possible benefits of using PayPal or E-Gold, should such payment methods prove popular.

In addition to product sales, CyPacific plans to sell banner advertising by charging a fee, with the fee varying depending on the placement of the banner (i.e., a banner on CyPacific's proposed web site homepage would cost more than a banner placed on other pages throughout the eventual site). The Company expects to sell banner advertising mostly to North American manufacturers who wish to introduce their companies and merchandise to Asian consumers. If the visitors to CyPacific's website want to know about the manufacturers of certain merchandise, they should be able to click on the manufacturers' banners and enter the manufacturers' websites.

In the long run, CyPacific plans to secure stock of merchandise in advance and sell them in the same manner, but in a broader area. CyPacific will deliver its merchandise to customers in other parts of Asia as well as Korea. By securing stock in advance, the Company will be able to attract more customers with more ease by offering discount prices or holding special events, such as giving gifts or offering certain merchandise for a specific period. In order to do this, CyPacific will examine and analyze its performance and adjust its marketing and purchasing plans. The banner advertising will continue to generate regular income.

By having access to the inventories of multiple manufacturers and distributors, the Company believes it will be able to offer its customers a competitive combination of price, product availability, order fulfillment and delivery services while obtaining profitability. Beyond the benefits of a wide selection, purchasing from CyPacific will be able to be done conveniently, 24 hours a day, without requiring a trip to a store. Unlike other retail and warehouse stores which risk showcasing new products which may not achieve market acceptance, the Company will not be as much at risk when introducing new products and services or when creating consumer demand because it is able to do so without maintaining expensive inventory. Further, the Company will be able to create increased consumer demand by showcasing related products and services to its customers and more accurately gauging their market acceptance.

BUSINESS  STRATEGY
The Company's objective is to become a dominant retailer on the Internet by pursuing the following key strategies:

INCREASE  MARKET  AWARENESS  AND  BRAND  RECOGNITION
----------------------------------------------------
The Company operates in a market in which its brand name franchise is critical to attracting high quality vendors and a high level of customer traffic. Accordingly, the Company's strategy is to promote, advertise and increase its visibility through a variety of marketing and promotional techniques, including advertising on leading Internet sites, conducting an ongoing public relations campaign and obtaining links from other Websites.

EXPAND  AND  STRENGTHEN  LONG-TERM  RELATIONSHIPS  WITH  SUPPLIERS
------------------------------------------------------------------
The Company's ability to attract, secure and obtain large quantities of merchandise for its Website is key to its success. The Company will constantly conduct research on suppliers and build long-term relationships with suppliers by giving them a chance to showcase their new merchandise. The Internet provides a low-cost venue to test new merchandise and concepts, which, the Company believes, will appeal to vendors who may wish to showcase new merchandise via the Internet. The suppliers who are not able to market their merchandise in the Korean market on their own can utilize CyPacific's website in order to introduce their companies and new merchandise. Relationships with such suppliers may provide an innovative and entertaining aspect to its merchandise mix that can potentially enhance general consumer appeal and help to differentiate the Company from its competitors who have access to less volume and variety of merchandise or who carry only Korean merchandise.

CyPacific intends to finance its administrative, start up and initial operation costs by the sale of its shares, other shareholder financings and standard business trade financing. The Company does not have any specific plans for another offering for the moment. However, the Company might issue and sell its shares to private investors residing in Canada pursuant to Rule 903 of Regulation S. The offering will not be a public offering and will not be accompanied by any general advertisement or any general solicitation. At this time, there are no known sources of funding and no specific dates by which CyPacific intends to accomplish the goals in its business plan. However, CyPacific intends to start Phase 2 of its business plan, upon the completion of Phase I at a cost of $30,000, by the end of December 2003.

CURRENT  AND  PAST  ACTIVITIES:
CyPacific was incorporated in British Columbia, Canada on March 21, 2003. Since that time, the management of CyPacific has worked on its business plan with regards to what merchandise CyPacific will sell and where it will market its merchandise. CyPacific has been contacting several small sized merchandise suppliers in North America but has not entered into any agreements yet. Currently, CyPacific is meeting a couple of website developers to get a price quote and is doing a research for its web site design.

CyPacific  plans  to  schedule  its  business operation by meeting the following
Phases:

Phase  1
--------
Raise  Funds  and  Conduct  Market  Survey
CyPacific will focus on raising $100,000 to build its website and cover the operation costs until the Company generates revenues. Currently, the Company has no employees. Upon successful funding, CyPacific will hire an employee for research, surveying markets and retaining contracts with suppliers. The researcher will conduct research into various potential target markets. The market research is planned to consist of a telephone survey to approximately 100 randomly chosen prospective customers and an email survey to approximately 100 randomly chosen Internet users. Phase 1 is expected to be completed at a cost of $30,000 by the end of December 2003. If raising of $100,000 is not successful, CyPacific will hire part-time temporary employees to conduct market survey instead of hiring a professional survey firm.

Phase  2  (Upon  successful  completion  of  Phase  1)
------------------------------------------------------
Develop Website and Enter into Strategic Alliance with Suppliers As soon as Phase 1 is completed, CyPacific will develop its website over the next three months. The Company will retain an e-commerce solution provider in order to build its on-line store at a cost estimated at approximately $20,000. CyPacific is now in the process of negotiating on the terms and conditions with several such service providers. The Company will also need to be equipped with computers and relevant devices in order to manage its website, which will cost approximately $15,000. In this phase, the Company will exchange memorandum of understandings and enter into strategic alliances with on-line retailers as well as manufacturers. The Company will also designate a delivery service provider to deliver the orders to customers. During Phase 2, the Company expects to incur operational cost of approximately $50,000; $35,000 for website building and necessary equipments, $3,000 for office rent, and $12,000 for two full-time employees.


Phase  3  (Upon  successful  completion  of  Phase  2)
------------------------------------------------------
Launch the on-line store and a marketing team for off-line sales CyPacific will publish a product catalogue and launch its on-line store and off-line marketing team. To advertise the on-line store and also to market the products off-line, CyPacific's sales and marketing team, consisting of two full-time employees, will use various methods including visiting small offices and distributing catalogues. For maintenance and update of the site, CyPacific will use the service of the e-commerce solution provider who builds CyPacific's website and online store. Phase 3 is estimated to require $60,000 over twelve months.

Phase  4  (Upon  successful  completion  of  Phase  3)
------------------------------------------------------
Maintenance and Update of Website and Business Expansion to become a Wholesaler CyPacific will periodically analyze the purchase pattern and opinions of customers and use the result to constantly update its list of products and website. CyPacific will keep searching for new products and build long-term relationships with the suppliers. When additional fund becomes available, CyPacific will establish a distribution center in Busan, Korea for better customer service and faster deliveries of products.

INDUSTRY  BACKGROUND

GROWTH  OF  THE  INTERNET  AND  THE  WORLD  WIDE  WEB
The Internet has become one of the fastest-growing means of communication, reaching consumers and businesses worldwide. The Internet allows millions of users to obtain and share information, interact with each other and conduct business electronically. Lower computer prices, faster, easier and cheaper Internet access, improvements in the performance and speed of personal computers and modems, and an increase in the information and services available on the Internet are among the factors fuelling the growth of Internet users.
The growth in the number of Web users is being driven by the increasing importance of the Internet as a communications medium, an information resource, and a sales and distribution channel. The widespread adoption and interactive nature of the Internet have created new opportunities for conducting business on-line and are changing the way companies do business. According to a recent report from Ipsos-Reid, a global marketing research company, 54% of Internet users worldwide indicated that in 2002 they had gone on-line shopping and 62% of these people have made an order for a product or service on-line, which is 28% growth from 1999. The US Census Bureau of the Department of Commerce announced that out of US$3.168 trillion of total retail sales for the year 2001, US$35.916 billion was made on-line. More and more retail transactions are occurring on-line, and through year 2002 about 1.3% of total sales were made over on-line systems, including the Internet, extranet, electronic mail or electronic data interchange network. In addition, the latest scores from the American Customer Satisfaction Index, which was released in February 2003, indicates that US consumers' satisfaction with on-line retail websites scored an 83 out of 100.


E-BUSINESS  MARKETING  AND  CUSTOMER  SERVICE  DIFFERENCES
The Internet has also evolved into a unique marketing channel. Unlike traditional marketing channels, Internet retailers do not have many of the overhead costs, such as store rent, wages for salespeople or expenses for merchandising, decorating and maintenance of a store, borne by traditional retailers. In addition, electronic transaction workflows cost less to process than paper-based workflows, which can add up to huge savings in a high-volume transaction processing business. The Internet offers the opportunity to create a large, geographically dispersed customer base more quickly than traditional retailers. Online storefronts and Web-based order entry extend the reach of sales systems to millions of Internet consumers and business markets. The Internet also offers customers a broader selection of goods to purchase, provides sellers the opportunity to sell their goods more efficiently to a broader base of buyers and allows business transactions to occur at all hours. Self-service applications, which are the Internet equivalent of a bank's ATM, provide business partners with easier access to information access and a more flexible availability schedule. Self-service application can also be seen as enhancing customer service by providing new avenues for promotion and distribution, by responding more quickly to orders, and by offering more responsive after-sales service.

E-BUSINESS  ADMINISTRATION  DIFFERENCES
Web-based business has revolutionized traditional commerce processes. Employees will be more productive because they are able to focus their time on better exception handling, rather than mundane tasks that are done faster and more efficiently by software. Business information and documents are distributed electronically rather than on paper, cutting costs and improving consistency. Participating in business process workflows electronically rather than manually creates a seamless duty flow and automatic follow-up trail. In the majority of E-businesses, as will be the case with our business, information is delivered on-demand and proactively rather than reactively, and there is a reliance on systematized business knowledge rather than on the knowledge of individuals. You can cut costs and save time by improving the quality of supply chain management, by integrating back-end production and logistics with front-end marketing and sales, and by letting the computer and software do most of the work in controlling inventory. You can cut costs and save time by improving internal functions, by cutting down on meetings, by sharing information, by eliminating endless trails of paper, and by assuring that internal communications are precise and understood.

MARKETING  AND  SALES

The success of CyPacfic is contingent upon the visibility and market acceptance it will achieve on the Internet and the revenues generated by on-line and off-line product sales as well as banner advertisement.

CyPacfic's marketing will be designed to position the Company as the premier on-line store. CyPacfic will target individuals, corporations as well as other retailers.

Whereas earlier Internet advertising was mostly accomplished through banner advertising, the industry is now marketing websites through a combination of on-line advertising and more traditional media and direct mail advertisement. CyPacfic will adopt this approach in its marketing campaign.

CyPacfic believes that by advertising in a broad range of media, including the Internet, newspapers and magazines, it will be able to substantially increase its exposure. CyPacfic will also need to expand its advertising arrangements with other on-line store sites and other companies. These website advertising arrangements will include mutual linking arrangements, such as other companies linking to CyPacfic website and CyPacfic site linking to the sites of those companies. In addition to this, the Company will adopt a more traditional marketing approach such as visiting and making phone calls to potential customers and distributing advertising material.

CyPacfic intends to build strong customer loyalty through the use of customized offerings to its customers through the use of extensive data regarding customer preference and behavior, obtained as a result of monitoring its customers'
activities on-line. The Company's website will be designed to allow rapid product experimentation, customer buying pattern analysis, instant user feedback and customized data-based marketing for each of the customers. In contrast to traditional direct-marketing efforts, CyPacfic's personalized notification services send customers information updating its prices as well as its new product and service offerings. By offering customers a compelling and personalized value proposition, the Company seeks to increase the number of visitors who make a purchase, encourage repeat visits and purchases and extend customer retention. Satisfied customers will generate word-of-mouth advertising and are able to reach thousands of potential customers because of the wide reach of on-line communication.

Although CyPacfic believes that this marketing strategy will attract more users to CyPacfic on-line store, CyPacfic makes no assurance that it's marketing will be successful or its sales will increase. There are a number of factors that may negatively impact CyPacfic's business plan. See "Risk Factors" beginning on page
8. Therefore, CyPacfic provides no assurances that the plans of CyPacfic will be successful.

COMPETITION
The electronic commerce market is rapidly evolving and intensely competitive, including South Korea, which is CyPacific's target market. Furthermore, CyPacific expects competition to intensify in the future. Barriers to entry are relatively low, and current and new competitors can launch new sites at a relatively low cost using commercially available software. CyPacific competes with a variety of other companies depending on the type of merchandise and sales format offered to customers. These competitors are based in South Korea and include: (i) various Internet auction houses such as Auction Korea, Waawaa, Clickplus and Woori Home Shopping; (ii) a number of competitors that specialize in electronic commerce or derive a substantial portion of their revenue from electronic commerce, including LG eshop, Interpark, CJ Mall, Lotte.com and Hmall; (iii) a variety of other companies that offer merchandise similar to that of CyPacific but through physical auctions.

CyPacific will compete for banner advertisements with other portals or on-line stores that offer shopping search engines, including CJ Mall, Yahoo! Shopping and Daum.net. There can be no assurance that CyPacific can maintain a competitive position with potential competitors.


Many of the Company's current and potential competitors will have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than the Company. In addition, on-line retailers may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other on-line services increases. Certain of the Company's competitors may be able to secure merchandise from vendors on more favourable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to Website and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value.

EMPLOYEES
As of October 6, 2003, the Company has no employees. The Company plans to hire employees upon the successful completion of funding and Phase 1 of its business plan. The additional employees that CyPacific will need is expected to include 2 full-time employees for the shipping department, 2 full-time employees for the Customer service department, 2 full-time employees for the Purchasing department and 2 full-time employees for the Marketing and Sales department.

The Company believes that its future success will depend in part on its ability to attract, hire and maintain qualified personnel. Competition for such personnel in the on-line industry is intense.

TRANSACTIONS  WITH  AFFILIATES  AND  OTHER  RELATED  PARTIES
There have been no transactions with affiliates or related parties since inception, and none are anticipated.

CERTAIN  BUSINESS  RELATIONSHIPS
No director or nominee for director is or has been during CyPacific's last fiscal year an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with CyPacific in excess of 5% of either its revenues or assets.

INDEBTEDNESS  OF  MANAGEMENT
There are no persons who are directors, executive officers of CyPacific, nominees for election as a director, immediate family members of the foregoing, corporations or organizations (wherein the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (wherein the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) that are indebted to CyPacific in any amount.

FACILITIES
CyPacific's headquarters are located in Vancouver, British Columbia, Canada. CyPacific does not own any property. It uses approximately 800square feet of office space at 909 - 3083 East Kent Avenue North, Vancouver, B.C., Canada. at no cost.

LITIGATION
The  Company  is  not  party  to  any  material  legal  proceedings.

MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS
CyPacific has three directors and two officers, president and secretary. Mr. Andrew Lee, the president and director, also acts as a chief financial officer of the Company.

The following table sets forth the name, age, and position of each Director and Executive Officer of CyPacific Trading Inc.



NAME&BUSINESS ADDRESS(1)           AGE               POSITION
------------------------           ---               --------
Andrew S.  Lee                      24     President, Director and acting as Chief
                                           Financial Officer
---------------                     --     -----------------------------
Jongin Lee                          53      Secretary and Director
---------------                     --     -----------------------------
Ben Wilson                          25      Director
---------------                     --      --------

Note: (1) The business address of Andrew Lee, Joingin Lee and Ben Wilson is
"909 - 3083 East Kent Avenue North, Vancouver, B.C., Ca


DIRECTORS  AND  EXECUTIVE  OFFICERS

Andrew S. Lee majored in computer science at the British Columbia Institute of Technology and has been working as a freelance computer system and network administrator since graduation in 2002. . His duties included adding and configuring new workstations, setting up user accounts, installing system-wide software, performing procedures to prevent the spread of viruses, developing Website, and maintaining network (LAN and WAN). While working for several small companies, including those providing online services, he has accumulated knowledge on how to operate and manage an online-based company. At CyPacific, he will be responsible for making the major decisions as well as supervising website management.

Jongin Lee, the father of Andrew S. Lee, graduated from Busan National University in South Korea in 1980 and has 25 years management experience as the president of Seoul Art Inc., an artificial flower manufacturer located in South Korea. Since he came to Canada in 1995, he has been a consultant to Korean people starting a business in Canada. With his knowledge and experiences in business management, he will contribute to the Company in establishing strategic relationships with suppliers. The Company also believes that his network in Korea will help the Company explore the Korean market.

Ben Wilson is currently working as an anchor for a radio program "News 1130" in Vancouver, Canada. He graduated from British Columbia Institute of Technology with a major in English in 2000 and has been working for the radio station since graduation. While working as a radio program anchor, he has established an extensive network in the British Columbia community, which we believe will help the Company to obtain financing and reputable suppliers.

BOARD  OF  DIRECTORS

The board of directors has the ultimate responsibility for the administration of the affairs of CyPacific. Our Articles currently provide for a board of directors of not less than one while the company is not a reporting company, and not less than three directors when the company is reporting. There is no maximum number of directors of the Company. The directors are elected at a general meeting of shareholders by a majority vote of the shareholders present or represented by proxy. These general meetings are subject to quorum requirements of at least two members or proxy holders holding an accumulative minimum of 35 % of the outstanding votes, if the company has two or more members, or one member if the company has one sole member. A member by definition must hold a minimum of one share of the company stock. All directors, being share-holding members or not, are to be treated as members in every respect. All directors from the previous year must retire at the ordinary general meeting of shareholders convened with respect to the last fiscal year, and may also be immediately re-elected should the members so vote. If such meeting is not held, it is expected that all current directors will continue to serve. Under our Articles, at each annual general meeting of the the term of all directors is served until the director chooses to resign, or is removed pursuant to Article 14.2 of the Company Act of British Columbia, or is convicted of an indictable offence and the other directors resolve to remove him, or if he ceases to be qualified as a director under the same Company Act. It is expected that all current directors of CyPacific will continue to serve after this offering and until April 30, 2004.

AUDIT  COMMITTEE  AND  RENUMERATION  COMMITTEE
CyPacific does not have an audit committee or remuneration committee at this time.

INDEPENDENT  AUDITOR
Our Articles provide for the appointment by the shareholders of CyPacific of an independent auditor. The independent auditor's term expires at the close of the ordinary general meeting of shareholders convened with respect to the last fiscal year from the date of acceptance by the independent auditor. Currently, Pannell Kerr Forster, Chartered Accountants Accountants and members of Institute of Chartered Accountants of British Columbia, located at #700-355 Burrard Street, Vancouver, British Columbia Canada V6C 2G8, , is our independent auditor.

INDEPENDENT  DIRECTORS
There  are  no  independent  directors  at  this  time.


BUSINESS  AND  FINANCIAL  ADVISOR
We  do  not  have  any  business  or  financial  advisors  at  this  time.

EXECUTIVE  COMPENSATION
We have not paid any compensation so far to our directors and officers individually or as a group. The amount of retirement and severance benefits accrued for our executive officers and directors so far is $nil. There has been no pension, retirement or other similar benefits set aside for our executive officers and directors.

STOCK  OPTION  PLAN
Under our Articles, we may grant options for the purchase of our shares to certain qualified officers and employees. There are no stock options or warrants or other securities convertible into CyPacific Trading Inc. common stock outstanding as at April 30, 2003. We may file a registration statement on Form S-8 after the effective date hereof that would permit and facilitate the offering of options to acquire shares of common stock of CyPacific by employees, directors and consultants at prices per share at variance with any market quotations at the time. There were no warrants or other securities convertible into CyPacific Trading Inc. common stock outstanding as of April 30, 2003.

PRINCIPAL  SHAREHOLDERS

The following table sets forth, as of April 30, 2003, our outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by us to own beneficially, more than 5% of our common stock, and the shareholdings of all executive officers and directors as a group. As of April 30, 2003, we had 2,000,000 shares of common stock issued and outstanding. All shares set forth in the following table are held directly and the shareholder has sole voting and investment power concerning their shares.



NAME                 TITLE                      SHARES OWNED      PERCENTAGE OF SHARES OWNED
----                 ----------------------     ------------      ---------------------------
Andrew S. Lee        President and Director       2,000,000                  100



Each of CyPacific Trading Inc.'s officers and directors may be reached at its executive offices located at 909 - 3083 East Kent Avenue North, Vancouver, B.C., Canada V5S 4R2.

There are no arrangements, known to us, the operation of which may result in a change of control of CyPacific.

DESCRIPTION  OF  SHARE  CAPITAL

The following is a description of the material terms of our capital stock. For a more complete understanding, see our Memorandum and Articles, which are included as exhibits to the registration statement that include this prospectus, and the applicable provisions of Canadian law.

Our authorized capital stock consists of 100,000,000 shares of common stock, without par value. At April 30, 2003, there were 2,000,000 shares of common stock issued and outstanding.

COMMON  STOCK
Each recorded holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The Articles do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of CyPacific's common stock.

Because the holders of shares of CyPacific's common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets of CyPacific available to shareholders after payment of all creditors.

Under the Articles, only the Board of Directors has the power to call a special meeting of the shareholders, thereby limiting the ability of shareholders to effect a change in control of CyPacific by changing the composition of its Board.

In the future CyPacific may issue additional shares of its common stock, in which event the relative interest of the existing shareholders and shareholders who purchase under this offering may be diluted.

MEMORANDUM  AND  ARTICLES  OF  INCORPORATION
Our charter documents consist of our Memorandum and our Articles. Neither our Memorandum nor our Articles contain our purpose or our objectives, as neither is required under the laws of British Columbia.

None of our directors is permitted to vote on any resolution to approve a material contract or transaction in which such director has a material interest. (Articles, Paragraph 12.6). Neither our Memorandum nor our Articles limit the directors' power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body. The Articles provide that directors shall receive such remuneration as the board of directors shall determine from time to time. (Articles: Paragraph 12.4). The board of directors may, without the authorization of the shareholders:
-borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;
-issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of us by any other person; and -mortgage or charge, whether by way of specific or floating charge, or give other security on the undertaking and the whole or any part of the property and assets (both present and future) of us (Articles: Paragraph 8.1).

Neither our Memorandum nor our Articles discuss the retirement or non-retirement of directors under an age limit requirement, and there is no number of shares required for director qualification.

Neither our Memorandum nor our Articles address the process by which the rights of holders of shares may be changed. The general provisions of the British Columbia Company Act apply to this process, and require that any change in the rights, privileges and restrictions attached to shares must be approved by not less than three quarters of the votes cast at a duly convened general meeting of shareholders at which the proposed change is put forward for consideration.

Annual general meetings and special general meetings of our shareholders are held on such day as is determined by resolution of the directors. (Articles, Paragraph 9.1). The British Columbia Company Act requires that our annual general meeting be held within 13 months after our past preceding annual general meeting. The British Columbia Company Act requires that shareholders be given not less than 21 days' notice of any general meeting. Notices of general meetings of shareholders must state the nature of the business to be transacted in detail and must include the text of any special resolution to be submitted to the meeting. Our board of directors is permitted to fix a record date for any meeting of the shareholders that is not more than 49 days prior to such meeting. (Articles, Paragraph 9.7) Pursuant to the British Columbia Company Act, the only persons entitled to admission at a meeting of the shareholders are shareholders entitled to vote, our directors, our auditors, and others entitled by law, by invitation of the chairman of the meeting, or by consent of the meeting.

Neither our Memorandum nor our Articles discuss limitations on the rights to own securities or exercise voting rights thereon

SHARES  ELIGIBLE  FOR  FUTURE  SALE
Prior to this offering, there has been no market for our shares, and there can be no assurance that a significant public market for our shares will develop or be sustained after this offering. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options and warrants) in the public market following this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sale of our equity securities.
This registration statement and prospectus will permit our shareholder to sell up to an aggregate of 200,000 shares of our common stock from time to time, as long as we maintain the effectiveness of the registration statement and update the prospectus.


 A further 1,800,000 shares of our common stock are held by Andrew S. Lee, president and director of CyPacific and the selling shareholder in this prospectus, and may be sold under Rule 144 only in compliance with the public information, volume limitation, manner of sale and notice conditions of the rule.

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:
- public information - we must be current in our requirement to file our quarterly and annual reports with the SEC;
- volume limitation - during any three-month period, a shareholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;
- manner of sale - the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and
- notice - except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, shareholders who are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of our outstanding shares.

TAX  CONSIDERATIONS

A brief description of provisions of the tax treaty between Canada and the United States is included below, together with a brief outline of certain taxes, including withholding provisions, to which United States security holders are subject under existing laws and regulations of Canada. The consequences, if any, of provincial, state and local taxes are not considered.
Security holders are urged to seek the advice of their own tax advisors, tax counsel or accountants with respect to the applicability or effect on their own individual circumstances of the matters referred to herein and of any provincial, state or local taxes.

Material Canadian Federal Income Tax Consequences. The discussion under this heading relates to the principal Canadian federal income tax consequences of acquiring, holding and disposing of shares of common stock of the Company for a shareholder of the Company who is not a resident of Canada but is a resident of the United States and who will acquire and hold shares of common stock of the Company as capital property for the purposes of the Income Tax Act (Canada) (the "Canadian Tax Act"). This summary does not apply to a shareholder who carries on business in Canada through a "permanent establishment" situated in Canada or performs independent personal services in Canada through a fixed base in Canada if the shareholder's holding in the Company is effectively connected with such permanent establishment or fixed base. This information is based on the provisions of the Canadian Tax Act and the regulations thereunder and on an understanding of the administrative practices of Canada Customs and Revenue Agency, and takes into account all specific proposals to amend the Canadian Tax Act or regulations made by the Minister of Finance of Canada as of the date hereof. This discussion is not a substitute for independent advice from a shareholder's own Canadian and U.S. tax advisors.

The provisions of the Canadian Tax Act are subject to income tax treaties to which Canada is a party, including the Canada-United States Income Tax Convention (1980), as amended (the "Convention").
Dividends on Common Shares and Other Income. Under the Canadian Tax Act, a non-resident of Canada is subject to Canadian withholding tax at the rate of 25 percent on dividends paid or deemed to have been paid to him or her by a corporation resident in Canada. The Convention limits the rate to 15 percent if the shareholder is a resident of the United States and the dividends are beneficially owned by and paid to such shareholder, and to 5 percent if the shareholder is also a corporation that beneficially owns at least 10 percent of the voting stock of the payor-corporation.


The amount of a stock dividend (for tax purposes) would be equal to the amount by which the paid up or stated capital of the Company had increased because of the payment of such dividend. The Company will furnish additional tax information to shareholders in the event of such a dividend. Interest paid or deemed to be paid on the Company's debt securities held by non-Canadian residents may also be subject to Canadian withholding tax, depending upon the terms and provisions of such securities and any applicable tax treaty.

The Convention exempts from Canadian income tax dividends paid to a religious, scientific, literary, educational or charitable organization or to an organization constituted and operated exclusively to administer a pension, retirement or employee benefit fund or plan, if the organization is a resident of the United States and is exempt from income tax under the laws of the United States.

Dispositions of Common Shares. Under the Canadian Tax Act, a taxpayer's capital gain or capital loss from a disposition of a share of common stock of the Company is the amount, if any, by which his or her proceeds of disposition exceed (or are exceeded by, respectively) the aggregate of his or her adjusted cost base of the share and reasonable expenses of disposition. One-half of a capital gain (the "taxable capital gain") is included in income, and one-half of a capital loss in a year (the" allowable capital loss") is deductible from taxable capital gains realized in the same year. The amount by which a shareholder's allowable capital loss exceeds the taxable capital gain in a year may be deducted from a taxable capital gain realized by the shareholder in the three previous or any subsequent year, subject to adjustment when the capital gains inclusion rate in the year of disposition differs from the inclusion rate in the year the deduction is claimed.

If a share of common stock of the Company is disposed of to the Company other than in the open market in the manner in which shares would normally be purchased by the public, the proceeds of disposition will, in general terms, be considered as limited to the paid-up capital of the share and the balance of the price paid will be deemed to be a dividend. In the case of a shareholder that is a corporation, the amount of any capital loss otherwise determined may be reduced by the amount of dividends previously received in respect of the shares disposed of, unless the corporation owned the shares for at least 365 days prior to sustaining the loss and (together with corporations, persons and other entities, with whom the corporation was not dealing at arm's length) did not own more than five percent of the shares of any class of the corporation from which the dividend was received. These loss limitation rules may also apply where a corporation is a member of a partnership or a beneficiary of a trust that owned the shares disposed of.

Under the Canadian Tax Act, a non-resident of Canada is subject to Canadian tax on taxable capital gains, and may deduct allowable capital losses, realized on a disposition of "taxable Canadian property." Shares of common stock of the Company will constitute taxable Canadian property of a shareholder at a particular time if the shareholder used the shares in carrying on business in Canada, or if at any time in the five years immediately preceding the disposition 25 percent or more of the issued shares of any class or series in the capital stock of the Company belonged to one or more persons in a group comprising the shareholder and persons with whom the shareholder did not deal at arm's length.

The Convention relieves United States residents from liability for Canadian tax on capital gains derived on a disposition of shares unless (a) the value of the shares is derived principally from "real property" in Canada, including the right to explore for or exploit natural resources and rights to amounts computed by reference to production, (b) the shareholder was resident in Canada for 120 months during any period of 20 consecutive years preceding, and at any time during the 10 years immediately preceding, the disposition and the shares were owned by him when he or she ceased to be resident in Canada, or (c) the shares formed part of the business property of a "permanent establishment" that the holder has or had in Canada within the 12 months preceding the disposition.

Material United States Federal Income Tax Considerations The following discussion is based upon the sections of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS and court decisions that are currently applicable. This discussion does not consider the potential effects, both adverse and beneficial, of any recently proposed legislation that, if enacted, could be applied, possibly on a retroactive basis, at any time. Holders and prospective holders of shares of the Company are urged to consult their own tax advisors about the Federal; state, local and foreign tax consequences of purchasing, owning and disposing of shares of the Company.

U.S. Holders. As used herein, a "U.S. Holder" includes a holder of shares of the Company who is a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, any entity that is taxable as a corporation for U.S. tax purposes and any other person or entity whose ownership of shares of the Company is effectively connected with the conduct of a trade or business in the United States. A U.S. Holder does not include persons subject to special provisions of Federal income tax law, such as tax exempt organizations, qualified retirement plans, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, nonresident alien individuals or foreign corporations whose ownership of shares of the Company is not effectively connected with conduct of trade or business in the United States, shareholders who acquired their stock through the exercise of employee stock options or otherwise as compensation and shareholders who hold their stock as ordinary assets and not as capital assets.

Distributions on Shares of the Company. U.S. Holders receiving dividend distributions (including constructive dividends) with respect to shares of the Company are required to include in gross income for United States Federal income tax purposes the gross amount of such distributions to the extent that the Company has current or accumulated earnings and profits as defined under U.S.
Federal tax law, without reduction for any Canadian income tax withheld from such distributions. Such Canadian tax withheld may be credited against the U.S. Holder's United States Federal income tax liability or, alternatively, may be deducted in computing the U.S. Holder's United States Federal taxable income by those who itemize deductions. (See discussion that is more detailed at "Foreign Tax Credit" below). To the extent that distributions exceed current or accumulated earnings and profits of the Company, they will be treated first as a return of capital up to the U.S. Holder's adjusted basis in the shares and thereafter as gain from the sale or exchange of the shares. Preferential tax rates for net capital gains are applicable to a U.S. Holder that is an individual, estate or trust. There are currently no preferential tax rates for long-term capital gains for a U.S. Holder that is a corporation.

Dividends paid on the shares of the Company are not expected to be eligible for the dividends received deduction provided to corporations receiving dividends from certain United States corporations. A U.S. Holder that is a corporation may be entitled to a 70% deduction of the United States source portion of dividends received from the Company (unless the Company qualifies as a "foreign personal holding company" or a "passive foreign investment company", as defined below) if such U.S. Holder owns shares representing at least 10% of the voting power and value of the Company.

In the case of foreign currency received as a dividend that is not converted by the recipient into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including the exchange for U.S. dollars, will be ordinary income or loss. However, for tax years after 1997, an individual whose realized foreign exchange gain does not exceed U.S. $200 will not recognize that gain, to the extent that there are not expenses associated with the transaction that meet the requirement for deductibility as a trade or business expense (other than travel expenses in connection with a business trip or as an expense for the production of income).

Foreign Tax Credit. A U.S. Holder who pays (or has withheld from distributions) Canadian income tax with respect to the ownership of shares of the Company may be entitled, at the option of the U.S. Holder, to either a deduction or a tax credit for such foreign tax paid or withheld. It will be more advantageous to claim a credit because a credit reduces United States Federal income taxes on a dollar-for-dollar basis, while a deduction merely reduces the taxpayer's income subject to tax. This election is made on a year-by-year basis and applies to all foreign taxes paid by (or withheld from) the U.S. Holder during that year. There are significant and complex limitations that apply to the credit, among which is the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder's United States Federal income tax liability that the U.S. Holder's foreign source income bears to his or its worldwide taxable income. In the determination of the application of this limitation, the various items of income and deduction must be classified into foreign and domestic sources. Complex rules govern this classification process. There are further limitations on the foreign tax credit for certain types of income such as "passive income", "high withholding tax interest", "financial services income", and "shipping income". The availability of the foreign tax credit and the application of the limitations on the credit are fact specific and holders and prospective holders of shares of the Company are urged to consult their own tax advisors regarding their individual circumstances.

In the case of certain U.S. Holders that are corporations (other than corporations subject to Subchapter S of the Code), owning 10% or more of the Company's Common Shares, a portion of the qualifying Canadian income tax paid by the Company will also be available as a foreign tax credit for U.S. federal income tax purposes, at the election of the U.S. Holder.

Disposition of Shares of the Company. A U.S. Holder will recognize a gain or loss upon the sale of shares of the Company equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received, and (ii) the shareholder's tax basis in the shares of the Company.
This gain or loss will be a capital gain or loss if the shares are a capital asset in the hands of the U.S. Holder, and will be a short-term or long-term capital gain or loss depending upon the holding period of the U.S. Holder. Gains and losses are netted and combined according to special rules in arriving at the overall capital gain or loss for a particular tax year. Deductions for net capital losses are subject to significant limitations. Corporate capital losses (other than losses of corporations electing under Subchapter S or the Code) are deductible to the extent of capital gains. Non-corporate taxpayers may deduct net capital losses, whether short-term or long-term, up to U.S. $3,000 a year (U.S. $1,500 in the case of a married individual filing separately). For U.S. Holders that are individuals, any unused portion of such net capital loss may be carried over to be used in later tax years until such net capital loss is thereby exhausted. For U.S. Holders that are corporations (other than corporations subject to Subchapter S of the Code), an unused net capital loss may be carried back three years from the loss year and carried forward five years from the loss year to be offset against capital gains until such net capital loss is thereby exhausted.

Other  Considerations

In the following circumstances, the above sections of this discussion may not describe the United States Federal income tax consequences resulting from the holding and disposition of shares of the Company:

Foreign Personal Holding Company. If at any time during a taxable year more than 50% of the total combined voting power or the total value of the Company's outstanding shares is owned, directly or indirectly, by five or fewer individuals who are citizens or residents of the United States and 60% (50% in subsequent years) or more of the Company's gross income for such year was derived from certain passive sources (e.g., from dividends received from its subsidiaries), the Company would be treated as a "foreign personal holding company". In that event, U.S. Holders that hold shares of the Company (on the earlier of the last day of the Company's tax year or the last date on which the Company was a foreign personal holding company) would be required to include in gross income for such year their allowable portions of such passive income to the extent the Company does not actually distribute such income.

Foreign Investment Company. If 50% or more of the combined voting power or total value of the Company's outstanding shares are held, directly or indirectly, by citizens or residents of the United States, United States domestic partnerships or corporations, or estates or trusts other than foreign estates or trusts (as defined by the Code Section 7701 (a)(31)), and the Company is found to be engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or any interest, it is possible that the Company might be treated as a "foreign investment company" as defined in Section 1246 of the Code, causing all or part of any gain realized by a U.S. Holder selling or exchanging shares of the Company to be treated as ordinary income rather than capital gain.

Passive Foreign Investment Company. As a foreign corporation with U.S. Holders, the Company will be treated as a passive foreign investment company ("PFIC"), as defined in Section 1297 of the Code, if 75% or more of its gross income in a taxable year is passive income, or the average percentage of the Company's assets (by value) during the taxable year which produce passive income or which are held for production of same is at least 50%. Passive income is defined to include gross income in the nature of dividends, interest, royalties, rents and annuities; excess of gains over losses from certain transactions in any commodities not arising inter alia from a PFIC whose business is actively involved in such commodities; certain foreign currency gains; and other similar types of income. Foreign mining companies that are in the exploration stage may have little or no income from operations and/or may hold substantial cash and short-term securities that pay interest and dividends while awaiting expenditure in connection with the business. Given the complexities of determining what expenditures may be deductible and of how assets held for production of active income should be valued, the Company, based on advice from its professional advisers, cannot conclude whether it is a PFIC.

It is not the intention of the Company to be considered a PFIC and the Company does not consider this to be a material risk. In the event that it were to become classified as a PFIC, the following should be taken into consideration. U.S. Holders owning shares of a PFIC are subject to a special tax and to an interest charge based on the value of deferral of U.S. tax attributable to undistributed earnings of a PFIC for the period during which the shares of the PFIC are owned. This special tax would apply to any gain realized on the disposition of shares of a PFIC. In addition, the gain is subject to U.S. federal income tax as ordinary income, taxed at top marginal rates, rather than as capital gain income. The special tax would also be payable on receipt of excess distributions (any distributions received in the current year that are in excess of 125% of the average distributions received during the 3 preceding years or, if shorter, the shareholder's holding period). If, however, the U.S. Holder makes a timely election to treat a PFIC as a qualified electing fund ("QEF") with respect to such shareholder's interest and the Company provides an annual information statement, the above-described rules will not apply. The Company will provide such an information statement upon request from a U.S. Holder for current and prior taxable years. Instead, the electing U.S. Holder would include annually in his gross income his pro rata share of the PFIC's ordinary earnings and any net capital gain regardless of whether such income or gain was actually distributed. A U.S. Holder of a PFIC treated as a QEF can, however, further elect to defer the payment of United States Federal income tax on such income and gain inclusions, with tax payments ultimately requiring payment of an interest factor. In addition, with a timely QEF election, the electing U.S. Holder will obtain capital gain treatment on the gain realized on disposition of such U.S. Holder's interest in the PFIC. Special rules apply to U.S. Holders who own their interests in a PFIC through intermediate entities or persons.


Effective for tax years of U.S. Holders beginning after December 31, 1997, U.S. Holders who hold, actually or constructively, marketable stock of a foreign corporation that qualifies as a PFIC may elect to mark such stock to the market (a "mark-to-market election"). If such an election is made, such U.S. Holder will not be subject to the special taxation rules of PFIC described above for the taxable years for which the mark-to-market election is made. A U.S. Holder who makes such an election will include in income for the taxable year an amount equal to the excess, if any, of the fair market value of the shares of the Company as of the close of such tax year over such U.S. Holder's adjusted basis in such shares. In addition, the U.S. Holder is allowed a deduction for the lesser of (i) the excess, if any, of such U.S. Holder's adjusted tax basis in the shares over the fair market value of such shares as of the close of the tax year, or (ii) the excess, if any of (A) the mark-to-market gains for the shares in the Company included by such U.S. Holder for prior tax years, including any amount which would have been included for any prior year but for Section 1291 interest on tax deferral rules discussed above with respect to a U.S. Holder, who has not made a timely QEF election during the year in which he holds (or is deemed to have held) shares in the Company and the Company is a PFIC ("Non-Electing U.S. Holder"), over (B) the mark-to-market losses for shares that were allowed as deductions for prior tax years. A U.S. Holder's adjusted tax basis in the shares of the Company will be increased or decreased to reflect the amount included or deducted as a result of mark-to-market election. A mark-to-market election will apply to the tax year for which the election is made and to all later tax years, unless the PFIC stock ceases to be marketable or the IRS consents to the revocation of the election.

The IRS has issued proposed regulations that would treat as taxable certain transfers of PFIC stock by a Non-Electing U.S. Holder that are not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death. In such cases, the basis of the Company's shares in the hands of the transferee and the basis of any property received in the exchange for those shares would be increased by the amount of gain recognized. A U.S. Holder who has made a timely QEF election (as discussed herein) will not be taxed on certain transfers of PFIC stock, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death. The transferee's basis in this case will depend on the manner of the transfer. The specific tax effect to the U.S. Holder and the transferee may vary based on the manner in which the shares of the Company are transferred. Each U.S. Holder is urged to consult a tax advisor with respect to how the PFIC rules affect their tax situation. The PFIC and QEF election rules are complex. U.S. Holders are urged to consult a tax advisor regarding the availability and procedure for making the QEF election as well as the applicable method for recognizing gains or earnings and profits under the foregoing rules.

Controlled Foreign Corporation. If more than 50% of the voting power of all classes of stock or the total value of the stock of the Company is owned, directly or indirectly, by citizens or residents of the United States, United States domestic partnerships and corporations or estates or trusts other than foreign estates or trusts, each of whom own 10% or more of the total combined voting power of all classes of stock of the Company ("United States shareholder"), the Company could be treated as a "controlled foreign corporation" under Subpart F of the Code. This classification would effect many complex results including the required inclusion by such United States shareholders in income of their pro rata share of "Subpart F income" (as specially defined by the Code) of the Company. Subpart F requires current inclusions in the income of United States shareholders to the extent of a controlled foreign corporation's accumulated earnings invested in "excess passive" assets (as defined by the Code). In addition, under Section 1248 of the Code, a gain from the sale or exchange of shares by a U.S. Holder who is or was a United States shareholder at any time during the five year period ending with the sale or exchange is treated as ordinary dividend income to the extent of earnings and profits of the Company attributable to the stock sold or exchanged. Because of the complexity of Subpart F, and because it is not clear that Subpart F would apply to the U.S. Holders of shares of the Company, a more detailed review of these rules is outside of the scope of this discussion.

If the Company is both a PFIC and controlled foreign corporation, the company will not be treated as a PFIC with respect to United States shareholders of the controlled foreign corporation. This rule will be effective for taxable years of the Company ending with or within such taxable years of United States shareholders.


SUMMARY
-------

Management believes this discussion covers all material tax consequences. Nevertheless, this is not intended to be, nor should it be construed to be, legal or tax advice to any holder of common shares of the Company Holders and prospective holders are encouraged to consult their own tax advisers with respect to their particular circumstances.

LEGAL  MATTERS

Legal matters relating to the legality of issuance of shares, their transferability and assessability, will be passed upon for CyPacific by Schonfeld & Weinstein , L.L.P., 80 Wall Street, Suite 815, New York, New York, 10005 U.S.A

EXPERTS

Our financial statements as of April 30, 2003 and for the period from March 21, 2003 (inception) to April 30, 2003 are included in the prospectus in reliance on the report of Pannell Kerr Forster, Independent Chartered Accountants, issued upon the authority of Pannell Kerr Forster as experts in accounting and auditing.

INFORMATION  AVAILABLE  TO  THE  PUBLIC

We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act with respect to the shares offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, and the exhibits and schedules thereto. You should refer to the registration statement for further information.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as CyPacific, that file electronically with the SEC.

You may read and copy any reports, statements or other information that CyPacific files with the SEC at the addresse indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

Prior to this offering, we have not been required to file reports with the SEC. Following consummation of the offering, we will be required to file reports and other information with the SEC under the U.S. Securities Exchange Act. As a foreign private issuer, we are exempt from the rules under the U.S. Securities Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Securities Exchange Act. Under the U.S. Securities Exchange Act, we are not required to publish financial statements as frequently or as promptly as United States companies.

ITEM 5. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CYPACIFIC  TRADING  INC.
(A  DEVELOPMENT  STAGE  COMPANY)

Financial  Statements
April  30,  2003
(U.S.  Dollars)


INDEX                      PAGE
Report  of  Independent  Chartered  Accountants  to  the  Stockholder         36
Balance  Sheet                                                                37
Statement  of  Operations                                                     38
Statement  of  Cash  Flows                                                    39
Statement  of  Shareholders'  Equity(Deficiency)                              40
Notes  to  Financial  Statements                                              41

REPORT  OF  INDEPENDENT  CHARTERED  ACCOUNTANTS

TO  THE  STOCKHOLDER OF  CYPACIFIC  TRADING  INC.
(A  Development  Stage  Company)

We have audited the balance sheet of CyPacific Trading Inc. (A Development Stage Company) as at April 30, 2003 and the statements of operations, cash flows and stockholders' equity (deficiency) for the period from incorporation on March 21, 2003 to April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2003 and the results of its operations and the cash flows for the period referred to above in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has had no operations and has no established sources of revenue and needs additional financing in order to complete its business plan. This raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Pannell Kerr Forster




Chartered  Accountants

Vancouver,  Canada
May  8,  2003



CYPACIFIC TRADING INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
APRIL 30,2003
                                                                         (US DOLLARS)


ASSETS

  CURRENT
      Cash. . . . . . . . . . . . . . . . . . . . . .  $                       1,389

  LIABILITIES

    CURRENT
      Accrued liabilities . . . . . . . . . . . . . .  $                       2,093

      Due to Stockholders  (note 4) . . . . . . . . .                            322
      TOTAL LIABILITIES . . . . . . . . . . . . . . .                          2,415
-----------------------------------------------------  ------------------------------

  STOCKHOLDERS' EQUITY (DEFICIENCY)

    CAPITAL STOCK
      Authoriszed
      100,000,000 Shares of stock without par value
      Issued
      2,000,000 shares . . . . . . . . . . . . . . . .                          1,395

    Other Comprehensive Loss. . . . . . . . . . . . .                            (42)
    Deficit accumulated during the Development Stage.                         (2,379)
    Total Stockholders' Deficiency. . . . . . . . . .                         (1,026)
-----------------------------------------------------  ------------------------------
                                                       $                       1,389
                                                       ------------------------------

See notes to financial statements.


CY PACIFIC TRADING INC.
-----------------------------------------------------------------------
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCORPORATION ON MARCH 21, 2003 TO APRIL 30, 2003
(US DOLLARS)


EXPENSES
-----------------------------------------------------------------------
    Professional fees . . . . . . . . . . . . .  $                2,057
    Incorporation . . . . . . . . . . . . . . .                     317
    Interest and bank charges . . . . . . . . .                       5

  LOSS FOR PERIOD . . . . . . . . . . . . . . .  $              (2,379)

  LOSS PER COMMON SHARE . . . . . . . . . . . .                 ($0.01)

  WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING               2,000,000


See notes to financial statements.




CY PACIFIC TRADING INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCORPORATION ON MARCH 21, 2003 TO APRIL 30, 2003
(US DOLLARS)


OPERATING ACTIVITY
    Net Loss . . . . . . . . . . . . . . . . . .  $ (2,379)
  CHANGES IN NON-CASH WORKING CAPITAL
    Accrued Liabilities. . . . . . . . . . . . .      2,093

  CASH USED IN OPERATING ACTIVITIES. . . . . . .      (286)

  FINANCING ACTIVITIES
    Advances from stockholders . . . . . . . . .       280
    Issuance of common shares. . . . . . . . . .     1,395

                                                      1,675


  INFLOW OF CASH AND CASH, END OF PERIOD. . . . . .$  1,389

See  notes  to  financial  statements



CY PACIFIC TRADING INC.
-----------------------------------------------------------------------
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
(Deficiency)
FOR THE PERIOD FROM INCORPORATION ON MARCH 21, 2003 TO APRIL 30, 2003
(US DOLLARS)
                                                       Common Shares
                                                 ---------------------------                   Comprehensive         Stockholders'
                                                                                                                     Equity
                                                    Number        Amount       Deficit         Loss                 (Deficiency)
                                                  --------      --------     ---------       ---------------       ---------------
Shares Issued
For Cash
.. . . . . . . . . . .                             2,000,000     $   1,395                                              1,395
Other Comprehensive           Loss                                                                    (42)              (42)
Loss for Period. . . . .  $                                                   $  (2,379)                              (2379)
___________________________________________________________________________________________________________________________________

 Balance,
  March 30, 2003 . . . .                          2,000,000     $   1,395     $  (2,379)              (42)            (1026)
___________________________________________________________________________________________________________________________________

See  notes  to  financial  statements.


CYPACIFIC  TRADING  INC.
(A  Development  Stage  Company)
Notes  to  Financial  Statements
For  the  Period  from  Incorporation  on  March  21,  2003  to  April  30, 2003
(US  Dollars)


1.     INCORPORATION  AND  NATURE  OF  OPERATIONS

CyPacific Trading Inc. ("the Company") was incorporated under the law of British Columbia on March 21, 2003 and has its head office in Vancouver, British Columbia, Canada. The Company is in the development stage as more fully defined in Statement No. 7 of the Financial Accounting Standards Board.

Planned principal operations have not commenced and most of the Company's efforts have been devoted to financial planning, raising capital and developing a business plan. There has been no revenue generated to April 30, 2003. These financial statements have been prepared assuming the Company will continue as a going concern.

The Company intends to become an Internet-based electronic retailer with an on-line store whose goal is to commercialize new products in Korean markets, and eventually, other parts of Asia. To April 30, 2003, the Company is in the process of developing its Website and is searching for suppliers with products that would appeal to its markets. The Company will focus on the following categories of merchandises:

(i)     Clothing  apparel  and  fashion  accessories
(ii)     Toys
(iii)     Cosmetics
(iv)     Sport  gear
(v)     Collectibles

2     SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Revenue  Recognition

As the company is in the development stage, no revenues have been earned to date.
The Company recognized revenues at the time of delivery of the product ordered to the customers.

(b)     Loss  per  share

Losses per share computations are based on the weighted average number of common shares outstanding during the period.

(c)     Foreign  currency  translation

          The functional currency of the Company is the Canadian dollar. For financial
          Amounts reported in foreign currencies are translated into United States dollars as follows:
(i) Monetary assets and liabilities are translated at the rate of exchange in effect as at the balance sheet date; and

(ii) Non-monetary assets and liabilities are translated at historical exchange rates
(iii) Revenues and expenses are translated at the average rate of exchange for the year.
2. Gains and losses arising from the translation of foreign currency are excluded form the net loss for the period and accumulated as  a  separate  component  of  stockholders'  equity (deficiency).

     (d)     Use  of  estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

     (e)     Fiscal year-end
The Company has adopted April 30 as its fiscal year-end.

3     FINANCIAL  INSTRUMENTS
(a)     Fair  value
The carrying values of cash, accrued liabilities and due to stockholder approximate their fair values because of the short maturity of these financial instruments.
(b)     Interest  rate  risk
The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities and the nature of these instruments subject to interest rate change.
(c)     Translation  risk
The Company translates transactions into U.S. currency using rates approximating the average exchange rate for the period. The exchange rate may vary from time to time resulting in foreign exchange gains and losses.

(d)     Credit risk
The Company is exposed to credit risk with respect to its cash, however, this is minimized by the Company's use of a large national bank.

4.     DUE  TO  STOCKHOLDER
          Amounts due to stockholder have been advanced on an interest free basis with no fixed terms of repayment.

5.     COMPREHENSIVE LOSS

                                                      Period from March 21, 2003
                                                               (Inception)
                                                        Through April 30, 2003
   Net loss                                                   $     (2,379)
   Other comprehensive loss                                            (42)
   Comprehensive loss                                         $     (2,421)

6.     INCOME TAXES

As at April 30, 2003 the Company's net operating loss carry forwards for Canadian income tax purposes were $2,379. If not utilized, they will start to expire in 2023.

7.      NON-MONETARY TRANSACTIONS

The Company has received rent and other expenses free of charge from an unrelated company. The Company is not liable for compensating for any of the services consumed.

                             Outside Back Cover Page

PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

The selling shareholder is not offering their shares where the offer is not permitted.

DEALER  PROSPECTUS  DELIVERY  OBLIGATION

Until_______ , 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

PART II  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS


ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS
There is no current provision for the indemnification of the officers and directors of CyPacific pursuant to their involvement with the offering of this prospectus.

ITEM  7.  RECENT  SALES  OF  UNREGISTERED  SECURITIES
Set forth below is information regarding the sales and issuances of our securities without registration since inception, March 21, 2003.

1. Pursuant to a subscription agreement dated April 30, 2003, we issued 2,000,000 shares of our common stock to Andrew Lee for Cdn $2,000.00. All of the securities described above were offered and issued outside the United States to individuals or entities who were not citizens or residents of the United States. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act of 1933 pursuant to Regulation S under the Securities Act of 1933.

ITEM  8.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES
The  following  Exhibits  are  attached  to  this  registration  statement:


3.1     Memorandum*
3.2     Articles  of  Incorporation  (equivalent  to  bylaws)*
4.1     Subscription  Agreement*
5.1     Legality Opinion  of  Schonfeld & Weinstein, L.L.P.
23.1    Consent  of  Pannell  Kerr  Forster,  Independent Chartered Accountants

*. Previously filed

ITEM  9.  UNDERTAKINGS
The  undersigned  registrant  hereby  undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Sec.210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada, on November 07, 2003.


                             CYPACIFIC TRADING INC.


                                                          /s/ Andrew Seokwoo Lee
                                                                NAME: ANDREW LEE
                                                                Title: President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 07, 2003.
                               SIGNATURE AND TITLE



                                                        /s/  Andrew Seokwoo  Lee
                                                                 ---------------
                                                                     ANDREW  LEE
                                                          Director and President

                                                              /s/  Jong  In  Lee
                                                               -----------------
                                                                   JONG  IN  LEE
                                                        Director  and  Secretary

                                                                  /s/Ben  Wilson
                                                                  --------------
                                                                     BEN  WILSON
                                                                        Director

SIGNATURE  OF  AUTHORIZED  REPRESENTATIVE  OF  THE  REGISTRANT
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America CYPACIFIC TRADING INC. has signed this amended Registration Statement or amendment thereto in the City of Vancouver Province of British Columbia, on November 07, 2003. Target Group


/s/  Hyun  J.  You:
NAME:  HYUN  J.  YOU
TITLE:  MANAGING  DIRECTOR
II-5

                                  EXHIBIT  INDEX

EXHIBIT  NO.     DESCRIPTION
------------    ------------

3.            Memorandum*
3.2           Articles  of  Incorporation  (equivalent  to  bylaws)*
4.1           Subscription  Agreement*
5.1           Legality Opinion  of  Schonfeld & Weinstein, L.L.P.
23.1          Consent of Pannell Kerr Forster, Independent Chartered Accountants

*. Previously filed
                                       48